UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2006

FULL HOUSE RESORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32583	13-3391527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4670 S. Fort Apache Road, Suite 190

Las Vegas, Nevada 89147

(Address of principal executive office)

Registrant’s telephone number, including area code: (702) 221-7800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 12, 2006, Full House Resorts, Inc.’s 50%-owned joint venture, Gaming Entertainment (Michigan), LLC, and the Notawaseppi Huron Band of Potawatomi Indians entered into a management agreement with respect to the proposed gaming facility in Michigan that supersedes the prior management agreements entered into between the parties. The prior agreements contemplated two phases, a two-year temporary facility management agreement followed by a five-year permanent facility management agreement. The new seven-year management agreement contemplates a single permanent facility. As with the prior agreements, the new management agreement will not be effective until approved by the National Indian Gaming Commission.

The management agreement is attached hereto as Exhibit 10.70 and incorporated herein by reference.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(d)	The following exhibits are being furnished herewith:

Exhibit No.	Description

10.70	Management Agreement, dated June 12, 2006, between Gaming Entertainment (Michigan), LLC and the Notawaseppi Huron Band of Potawatomi Indians.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULL HOUSE RESORTS, INC.

Date: June 16, 2006	By:	/s/ Barth Aaron
		Name:	Barth F. Aaron
		Title:	Secretary/ General Counsel